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                VOLUNTARY REIMBURSEMENT ARRANGEMENT FOR R-SHARES

     THIS AGREEMENT is made and entered into this 9th day of July 2004, by and between STATE FARM MUTUAL FUND TRUST, a Delaware business trust (the "Trust"), and STATE FARM INVESTMENT MANAGEMENT CORP., a Delaware corporation (the "Adviser").

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Trust issues shares of beneficial interest (the "Shares") registered under the Securities Act of 1933, pursuant to a registration statement initially filed with the Securities and Exchange Commission;

     WHEREAS, the Trust has established separate series of Shares, each corresponding to a separate investment portfolio having its own investment objective, and may establish additional series of Shares in the future (such existing and future series are collectively referred to herein as the "Funds");

     WHEREAS, the Trust has established separate classes of Shares, each with different arrangements for distribution and shareholder servicing;

     NOW, THEREFORE, in consideration of their mutual promises, the Trust and the Adviser agree as follows:

     1. The Adviser shall reimburse expenses incurred by the R-1, R-2 and R-3 classes of Shares ("R-Class Shares") as follows:

     A. For the Equity and Bond Series of the Trust, all operating expenses incurred by that Fund, except (i) the fund's pro-rata share of expenses incurred as a result of investing its assets in Shares of the Equity Fund and in Shares of the Bond Fund, each a series of the Trust, (ii) 12b-1 fees paid the Equity and Bond Fund, or (iii) shareholder servicing fees paid by the Equity and Bond Fund.

     B. For all other Funds of the Trust, if, and to the extent, "other expenses" incurred by the Fund, exceed the following expense reimbursement threshold:

-----------------------------------------
                               Expense
                            Reimbursement
Fund                         Threshold
-----------------------------------------
Equity Fund                     0.10%
-----------------------------------------
Small Cap Equity Fund           0.10%
-----------------------------------------
International Equity Fund       0.20%
-----------------------------------------
S&P 500 Index Fund              0.10%
-----------------------------------------
Small Cap Index Fund            0.10%
-----------------------------------------

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-----------------------------------------
International Index Fund        0.15%
-----------------------------------------
Bond Fund                       0.10%
-----------------------------------------
Tax Advantaged Bond Fund        0.10%
-----------------------------------------
Money Market Fund               0.10%
-----------------------------------------
LifePath Income Fund            0.10%
-----------------------------------------
LifePath 2010 Fund              0.10%
-----------------------------------------
LifePath 2020 Fund              0.10%
-----------------------------------------
LifePath 2030 Fund              0.10%
-----------------------------------------
LifePath 2040 Fund              0.10%
-----------------------------------------

     For purposes of this paragraph, other expenses incurred by a Fund include all expenses incurred by the Fund other than:

     i) the investment advisory and management services fees charged by Adviser,

     ii) with respect to those Funds that invest their assets into a series of Master Investment Portfolio, the management and administrative fees charged by the investment adviser to the Master Portfolio,

     iii) 12b-1 distribution fees, and

     iv)  shareholder servicing fees charged to the Fund.

     2. This reimbursement arrangement is voluntary and may be eliminated by the Adviser at any time.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed in their names and on their behalf by their duly authorized officers all on the day and year first above written.

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                                      STATE FARM INVESTMENT
                                      MANAGEMENT CORP.


                                      By: /s/ Edward B. Rust, Jr.
                                          ------------------------------------
                                      Name: Edward B. Rust, Jr.
                                      Title: President


                                      STATE FARM MUTUAL FUND TRUST


                                      By: /s/ Michael L. Tipsord
                                          ------------------------------------
                                      Name: Michael L. Tipsord
                                      Title: Senior Vice President and Treasurer

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